Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces First Quarter 2017 Results

and Adjusts 2017 Guidance

Radnor, PA, April 19, 2017 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three months ended March 31, 2017.

Management Comments

“We started the year with a very solid first quarter and we are very much on track to meet our 2017 business plan objectives,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “We made excellent progress and are now 90% complete on our 2017 speculative revenue target.  Our portfolio repositioning has left us with a portfolio that generated a strong 9.4% same store cash NOI growth during this quarter. During the first quarter, we also completed $133 million or 66% of our $200 million disposition target.  Balance sheet metric improvement continues and we have retired our 6.9% perpetual preferred shares at par with cash-on-hand to improve our coverage ratios.  This redemption of the perpetual preferred shares created a one-time, non-cash $0.02 per share charge related to the write-off of original issuance costs during the second quarter and we are revising our 2017 FFO guidance to reflect that charge.  Our current 2017 FFO guidance range of $1.35 to $1.42 is now adjusted to $1.33 to $1.40.”

First Quarter Highlights

Financial Results

▪	Net income available to common shareholders; $19.3 million, or $0.11 per diluted share.
▪	Funds from Operations (FFO); $56.1 million, or $0.32 per diluted share.

Portfolio Results

▪	Core portfolio was 93.2% occupied and 94.0% leased.
▪	Signed 980,000 square feet of new and renewal leases.
▪	Rental rate mark-to-market increased 9.1% / 1.5% on GAAP/cash basis.
▪	Same store net operating income growth: 2.4% on a GAAP basis and 9.4% on a cash basis.

2017 Business Plan Revisions

▪	Rental rate mark-to-market: Increased on a cash basis from 8-10% to 9-11%.
▪	Speculative Revenue: Reduced $1.0 million from $28.7 million to $27.7 million primarily due to accelerated first quarter disposition activity and certain properties currently under contract for sale.

Recent Transaction Activity

▪	On March 30, 2017, completed the sale of three properties known as Woodland Falls in Cherry Hill, New Jersey, containing 215,465 net rentable square feet, for a gross sales price of $19.0 million.
▪

On March 15, 2017, completed the sale of the Marine Center Piers in Philadelphia, Pennsylvania, containing 181,900 net rentable square feet, for a gross sales price of $21.4 million, of which $12.0 million was paid at settlement. A gain on sale of $6.5 million was recorded during the first quarter of 2017.  A second installment payment totaling $9.4 million is due from the buyer upon termination or expiration of the lease with an existing tenant and we will record a $9.4 million gain in the period we receive that payment.

555 East Lancaster Avenue, Suite 100, Radnor, PA  19087 Phone: (610) 325-5600 • Fax: (610) 325-5622

▪

On March 13, 2017, completed the sale of three office properties in Beltsville, Maryland, containing approximately 313,800 net rentable square feet, for a gross sales price of $9.0 million. An impairment charge totaling $1.7 million was recorded during the quarter.

▪

On February 2, 2017, completed the sale of two office properties known as the Concord Airport Plaza in Concord, California, containing approximately 350,300 net rentable square feet, for a gross sales price of $33.1 million.

▪

As previously announced, on January 31, 2017, we sold our 50% ownership interest in an unconsolidated real estate venture known as the Parc at Plymouth for $100.5 million, receiving net cash proceeds of $27.2 million after closing costs and related debt pay-off.  The gain on sale is $14.6 million and since the land contribution on September 5, 2012, the real estate venture earned an annualized IRR of 18.6%.

▪	During the quarter, we completed land sales in Austin, Texas and Richmond, Virginia totaling 6.5 acres for $4.6 million.

Recent Finance / Capital Markets Activity

▪

On April 11, 2017, completed the previously announced redemption of the entire 4,000,000 preferred shares for $102 million, including the cash redemption price of $25.00 per share plus accumulated and unpaid distributions.  During the second quarter 2017, we will record a one-time, non-cash charge related to unamortized issuance costs totaling $3.2 million, or $0.02 per diluted share.

▪	We have no outstanding balance on our $600.0 million unsecured revolving credit facility as of March 31, 2017.
▪	We have $234.7 million of cash and cash equivalents on-hand as of March 31, 2017 of which $100 million was subsequently used to fund the redemption of our preferred shares.

Results for the Three Months Ended March 31, 2017

Net income allocated to common shares totaled $19.3 million, or $0.11 per diluted share, in the first quarter of 2017 compared to a net income allocated to common shares totaled $44.1 million, or $0.25 per diluted shares in the first quarter of 2016.

FFO available to common shares and units in the first quarter of 2017 totaled $56.1 million, or $0.32 per diluted share, versus ($11.6) million or ($0.07) per diluted share in the first quarter of 2016.  FFO for the first quarter of 2016 includes a $66.6 million, or $0.38 per share, charge for the early extinguishment of debt related to our first quarter sale of Cira Square.  Our first quarter 2017 payout ratio ($0.16 common share distribution / $0.32 FFO per diluted share) was 50.0%.

Operating and Leasing Activity

In the first quarter of 2017, our Net Operating Income (NOI) excluding termination revenues and other income items increased 2.4% on a GAAP basis and increased 9.4% on a cash basis for our 97 same store properties, which were 93.2% and 94.0% occupied on March 31, 2017 and March 31, 2016, respectively.

We leased approximately 980,000 square feet and commenced occupancy on 228,000 square feet during the first quarter of 2017.  The first quarter occupancy activity includes 84,000 square feet of renewals, 72,000 square feet of new leases and 72,000 square feet of tenant expansions.  We have an additional 120,000 square feet of executed new leasing scheduled to commence subsequent to March 31, 2017.

We achieved a 47% tenant retention ratio in our core portfolio with net negative absorption of (107,000) square feet during the first quarter of 2017.  First quarter rental rate growth increased 9.1% as our renewal rental rates increased 11.1% and our new lease/expansion rental rates increased 7.4%, all on a GAAP basis.

At March 31, 2017, our core portfolio of 97 properties comprising 15.0 million square feet was 93.2% occupied and we are now 94.0% leased (reflecting new leases commencing after March 31, 2017).

Distributions

On March 1, 2017, our Board of Trustees declared a quarterly dividend distribution of $0.16 per common share that was paid on April 19, 2017 to shareholders of record as of April 5, 2017.  Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on April 17, 2017 to holders of record as of March 30, 2017.

2017 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are narrowing our previously released 2017 net income guidance from $0.24 to $0.31 per diluted share to $0.20 to $0.27 per diluted share and our previously issued 2017 FFO guidance from $1.35 to $1.42 per diluted share to $1.33 to $1.40 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2017 FFO and earnings per diluted share:

Guidance for 2017		Range

Earnings per diluted share allocated to common shareholders	$0.20	to	$0.27
Plus: real estate depreciation, amortization	1.13		1.13

FFO per diluted share	$1.33	to	$1.40

Our 2017 FFO guidance does not include income (loss) arising from the sale of unimproved real estate and excludes any refinancing charges.  Consistent with our previously announced business plan targets, our key assumptions include:

▪	Occupancy improving to a range of 94-95% by year-end 2017 with 95-96% leased;
▪	5.0-7.0% GAAP increase in overall lease rates with a resulting 0.0-2.0% increase in 2017 same store GAAP NOI;
▪	6.0-8.0% increase in 2017 same store cash NOI growth;
▪	Speculative Revenue Target: $27.7 million, 90% achieved;
▪	$200.0 million of net sales activity;
▪	One development start; and
▪	Annual earnings and FFO per diluted share based on 178.3 million fully diluted weighted average common shares.

Investor Day

Brandywine’s Investor Day will be held in Philadelphia on Monday, May 8, 2017.  The Company’s presentation, by senior management will begin at 10:00 a.m. EDT.

The presentation can be accessed via a webcast, listen-only mode, on our website at www.brandywinerealty.com under the Investors page along with accompanying presentation materials.

The webcast replay will be available one hour after the conclusion of the live event and will expire on Monday, May 22, 2017.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.

Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 204 properties and 26.8 million square feet as of March 31, 2017, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss 2017 financial results and earnings guidance for fiscal 2017 on Thursday, April 20, 2017, during the company’s earnings call.  The call will begin at 9:00 a.m. EDT and will last approximately one hour.  The conference call can be accessed by dialing 1-800-683-1525 and providing conference ID: 26573081.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Thursday, May 4, 2017, by calling 1-855-859-2056 and entering access code 26573081. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2016. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2017	2016
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,702,204	$3,586,295
Accumulated depreciation	(864,196)	(852,476)
Operating real estate investments, net	2,838,008	2,733,819
Construction-in-progress	166,372	297,462
Land held for development	153,268	150,970
Total real estate investments, net	3,157,648	3,182,251
Assets held for sale, net	6,262	41,718
Cash and cash equivalents	234,654	193,919
Accounts receivable, net of allowance of $2,622 and $2,373 in 2017 and 2016, respectively	12,099	12,446
Accrued rent receivable, net of allowance of $13,703 and $13,743 in 2017 and 2016, respectively	152,819	149,624
Investment in real estate ventures, at equity	264,941	281,331
Deferred costs, net	92,425	91,342
Intangible assets, net	64,222	72,478
Other assets	116,792	74,104
Total assets	$4,101,862	$4,099,213
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	320,484	321,549
Unsecured term loans, net	248,181	248,099
Unsecured senior notes, net	1,444,006	1,443,464
Accounts payable and accrued expenses	115,079	103,404
Distributions payable	30,047	30,032
Deferred income, gains and rent	30,592	31,620
Acquired lease intangibles, net	16,604	18,119
Liabilities related to assets held for sale	387	81
Other liabilities	16,916	19,408
Total liabilities	$2,222,296	$2,215,776

Brandywine Realty Trust's Equity:
Preferred Shares (shares authorized-20,000,000)
6.90% Series E Preferred Shares, $0.01 par value; issued and outstanding- 4,000,000 in 2017 and 2016	40	40
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 175,202,404 and 175,140,760 issued and outstanding in 2017 and 2016, respectively	1,752	1,752
Additional paid-in-capital	3,262,459	3,258,870
Deferred compensation payable in common shares	14,244	13,684
Common shares in grantor trust, 936,939 in 2017, 899,457 in 2016	(14,244)	(13,684)
Cumulative earnings	560,422	539,319
Accumulated other comprehensive loss	(457)	(1,745)
Cumulative distributions	(1,961,739)	(1,931,892)
Total Brandywine Realty Trust's equity	1,862,477	1,866,344
Non-controlling interests	17,089	17,093
Total beneficiaries' equity	1,879,566	1,883,437
Total liabilities and beneficiaries' equity	$4,101,862	$4,099,213

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
Revenue
Rents	$103,332	$110,163
Tenant reimbursements	18,535	20,054
Termination fees	1,673	294
Third party management fees, labor reimbursement and leasing	6,485	5,235
Other	895	756
Total revenue	130,920	136,502
Operating expenses:
Property operating expenses	36,885	40,879
Real estate taxes	11,749	11,886
Third party management expenses	2,447	2,010
Depreciation and amortization	45,892	48,873
General and administrative expenses	9,425	9,120
Provision for impairment	2,730	7,390
Total operating expenses	109,128	120,158
Operating income	21,792	16,344
Other income (expense)
Interest income	393	320
Interest expense	(21,437)	(23,691)
Interest expense - amortization of deferred financing costs	(634)	(774)
Interest expense - financing obligation	-	(281)
Equity in loss of Real Estate Ventures	(748)	(403)
Net gain on disposition of real estate	7,323	115,456
Net gain on real estate venture transactions	14,582	5,929
Loss on early extinguishment of debt	-	(66,590)
Net income	21,271	46,310
Net income attributable to non-controlling interests	(169)	(389)
Net income attributable to Brandywine Realty Trust	21,102	45,921
Distribution to preferred shareholders	(1,725)	(1,725)
Nonforfeitable dividends allocated to unvested restricted shareholders	(99)	(105)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$19,278	$44,091

PER SHARE DATA
Basic income per common share	$0.11	$0.25
Basic weighted average shares outstanding	175,176,964	174,788,945

Diluted income per common share	$0.11	$0.25
Diluted weighted average shares outstanding	176,201,872	175,471,413

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$19,278	$44,091
Add (deduct):
Net income attributable to non-controlling interests - LP units	164	387
Nonforfeitable dividends allocated to unvested restricted shareholders	99	105
Net gain on real estate venture transactions	(14,582)	(5,929)
Net gain on disposition of real estate	(7,323)	(115,456)
Provision for impairment	2,730	7,390
Depreciation and amortization:
Real property	33,650	33,275
Leasing costs including acquired intangibles	12,118	15,514
Company’s share of unconsolidated real estate ventures	10,240	9,005
Partners’ share of consolidated real estate ventures	(59)	(59)
Funds from operations	$56,315	$(11,677)
Funds from operations allocable to unvested restricted shareholders	(198)	46
Funds from operations available to common share and unit holders (FFO)	$56,117	$(11,631)

FFO per share - fully diluted	$0.32	$(0.07)

Weighted-average shares/units outstanding - fully diluted/basic (a)	177,681,671	176,324,047

Distributions paid per common share	$0.16	$0.15

FFO payout ratio (distributions paid per common share/FFO per diluted share	50.0%	-214.3%

(a)	As FFO was negative for the three months ended March 31, 2016, basic weighted-average shares/units was used to calculate the FFO per share.

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 1st QUARTER

(unaudited and in thousands)

Of the 104 properties owned by the Company as of March 31, 2017, a total of 97 properties ("Same Store Properties") containing an aggregate of 15.0 million net rentable square feet were owned for the entire three-month periods ended March 31, 2017 and 2016. As of March 31, 2017, three properties were in development, three properties were in redevelopment and one property was held for sale. Average occupancy for the Same Store Properties was 93.2% during 2017 and 93.6% during 2016. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2017	2016
Revenue
Rents	$94,718	$93,526
Tenant reimbursements	16,880	16,436
Termination fees	1,195	118
Other	450	542
Total revenue	113,243	110,622

Operating expenses
Property operating expenses	32,268	32,637
Real estate taxes	10,421	10,058
Net operating income	$70,554	$67,927

Net operating income - percentage change over prior year	3.9%

Net operating income, excluding net termination fees & other	$68,909	$67,267

Net operating income, excluding net termination fees & other - percentage change over prior year	2.4%

Net operating income	$70,554	$67,927
Straight line rents & other	(1,740)	(5,502)
Above/below market rent amortization	(1,353)	(2,010)
Amortization of tenant inducements	352	344
Non-cash ground rent	22	22
Cash - Net operating income	$67,835	$60,781

Cash - Net operating income - percentage change over prior year	11.6%

Cash - Net operating income, excluding net termination fees & other	$65,444	$59,834

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	9.4%

	Three Months Ended March 31,
	2017	2016
Net income	$21,271	$46,310
Add/(deduct):
Interest income	(393)	(320)
Interest expense	21,437	23,691
Interest expense - amortization of deferred financing costs	634	774
Interest expense - financing obligation	-	281
Equity in loss of real estate ventures	748	403
Net gain on real estate venture transactions	(14,582)	(5,929)
Net gain on disposition of real estate	(7,323)	(115,456)
Loss on early extinguishment of debt	-	66,590
Depreciation and amortization	45,892	48,873
General & administrative expenses	9,425	9,120
Provision for impairment	2,730	7,390
Consolidated net operating income	79,839	81,727
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(9,285)	(13,800)
Same store net operating income	$70,554	$67,927